                                                                     EXHIBIT 3.1

                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                                WELLCHOICE, INC.

         WELLCHOICE, INC., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

         1. The name of the corporation is WellChoice, Inc. The corporation was originally incorporated under the same name, and the original Certificate of Incorporation of the corporation was filed with the Secretary of State of the State of Delaware on August 15, 2002.

         2. The corporation has not received any payment for any of its stock.

         3. Pursuant to Section 241 and 245 of the General Corporation Law of the State of Delaware, this Amended and Restated Certificate of Incorporation restates and integrates and further amends the provisions of the Certificate of Incorporation of this corporation.

         4. The text of the Amended and Restated Certificate of Incorporation as heretofore amended or supplemented is hereby restated and further amended to read in its entirety as follows:

                                   ARTICLE I
                                      NAME

         The name of the corporation is WellChoice, Inc. (the "Corporation").

                                   ARTICLE II
                                     PURPOSE

         The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware, as from time to time amended (the "DGCL").

                                  ARTICLE III
                            AUTHORIZED CAPITAL STOCK

      SECTION 1. The total number of shares of all classes of stock which the Corporation shall have authority to issue is two hundred fifty million one (250,000,001) shares, consisting of (a) two hundred twenty-five million (225,000,000) shares of common stock, $.01 par value per share (the "Common Stock"), (b) one (1) share of class B common stock, $.01 par value per share (the "Class B Common Stock") and (c) twenty-five million (25,000,000) shares of preferred stock, $.01 par value per share (the "Preferred Stock").

      SECTION 2. The powers, designations, rights, preferences, privileges and restrictions of the Common Stock, Class B Common Stock and the Preferred Stock are as follows:

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         A. Common Stock and Class B Common Stock.

         1. Powers and Preferences. The powers, preferences and rights and the qualifications, limitations and restrictions with respect to the Common Stock and the Class B Common Stock shall be identical in all respects, except as provided below in this Paragraph A of this Section 2 of this Article III or as otherwise required by law.

         2. Limitations on Ownership. The Class B Common Stock shall only be issuable to The New York Public Asset Fund, the "public asset fund" established by Section 7317 of the New York Insurance Law (the "Fund"). The Fund may not Transfer (as defined in Section 1 of Article VII hereof) the Class B Common Stock to any Person (as defined in Section 1 of Article VII hereof), and any attempted Transfer shall be null and void.

         3. Dividends. Subject to the preferential rights, if any, of any outstanding shares of Preferred Stock, the holders of shares of Common Stock and Class B Common Stock shall be entitled to receive, when, if and to the extent declared by the Board of Directors, out of the assets of the Corporation which are by law available therefor, dividends or distributions payable either in cash, in property, or in stock.

         4. Voting Rights.

         (a) At every annual or special meeting of stockholders of the Corporation, every holder of shares of Common Stock and Class B Common Stock shall be entitled to one (1) vote for each share of Common Stock or Class B Common Stock standing in his or her name on the books of the Corporation, and shall vote together as a single class on all matters on which a vote of stockholders is to be taken, except as otherwise required by law or by subparagraph (b) below.

         (b) Subject to the provisions of the next sentence hereof, the affirmative vote of the Fund, as the holder of the Class B Common Stock, shall be required for (i) a recapitalization or restructuring of the Capital Stock (as defined in Section 1 of Article VII hereof) of the Corporation; (ii) the creation of a new class of Capital Stock of the Corporation or the creation of a series of Preferred Stock (as defined in the Certificate of Incorporation); or
(iii) the issuance of additional shares of Capital Stock (including without limitation, as to any of the foregoing, by means of an amendment to this Certificate of Incorporation) that, in any of cases (i), (ii) or (iii), would adversely affect the financial interests, voting rights, or Transferability of the Fund's shares of Capital Stock, as such interests, voting rights and Transferability exist pursuant to this Certificate of Incorporation and the Transaction Documents (as defined in Section 1 of Article VII hereof). It is understood that the foregoing will not apply to, and the affirmative vote of the Fund, as the holder of the Class B Common Stock, shall not be required for: (1) the creation, authorization or issuance of shares of Capital Stock to acquire the assets or stock of a Person (whether by asset or stock purchase, merger or otherwise) provided such transaction is approved by an Independent Board Majority, or any recapitalization or restructuring of the Capital Stock or amendment to this Certificate of Incorporation in connection with a merger to which the Corporation is a party and which constitutes an Approved Change of Control Proposal (as defined in the Voting Trust and Divestiture Agreement); (2) the creation, authorization or issuance of additional shares of Capital Stock for stock option plans and other


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equity-based compensation plans that are approved by an Independent Board
Majority; (3) any creation, authorization or issuance of non-convertible indebtedness; (4) the creation of a series of Preferred Stock and the authorization or issuance of additional shares of Capital Stock for a shareholder rights plan; (5) the creation, authorization and issuance of Capital Stock or debt convertible into Capital Stock for underwritten public offerings and offerings pursuant to Rule 144A (promulgated under the Securities Act (as defined in Section 1 of Article VII hereof)) of securities at or above market price (it being understood that an offering at a customary discount to then-prevailing market prices will be deemed for this purpose to be at market price), except that approval of the Fund, as the holder of the Class B Common Stock, will be required if the securities have (or upon conversion could have) a class vote (other than a customary class vote to elect directors arising from the failure to make scheduled dividend payments and other than as required by applicable law) or the securities are (or upon conversion could be) senior in right of payment to the Capital Stock held by the Fund; or (6) from and after the fifth anniversary of the closing date of an initial underwritten public offering of Common Stock for the account of the Corporation, the creation, authorization and issuance of a series of Preferred Stock for sale in public or private transactions. It also is understood that the affirmative vote of the Fund, as the holder of the Class B Common Stock, in respect of the matters referenced in this subsection (b) shall not be required from and after the time that the share of Class B Common Stock shall have been converted into Common Stock as provided in Section 2A.6 of this Article III below.

         (c) In the event the Corporation engages in (i) a recapitalization or restructuring of the Capital Stock of the Corporation; (ii) the creation of a new class of Capital Stock of the Corporation or the creation of a series of Preferred Stock; (iii) the issuance of additional shares of Capital Stock (including without limitation, as to any of the foregoing, by means of an amendment to this Certificate of Incorporation) that, in any of cases (i), (ii) or (iii) would adversely affect the financial interests, voting rights, or Transferability of the Fund's shares of Capital Stock as such interests, voting rights and Transferability exist pursuant to this Certificate of Incorporation and the Transaction Documents, such action shall be taken in a manner consistent with the fiduciary obligations that the Board of Directors of the Corporation owes to its stockholders upon advice of outside counsel.

         5. Liquidation, Dissolution, or Winding Up. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, after payment or provision for payment of the debts and other liabilities of the Corporation and of the preferential amounts, if any, to which the holders of any Preferred Stock shall be entitled, the holders of all outstanding shares of Common Stock and Class B Common Stock shall be entitled to share ratably in the remaining net assets of the Corporation.

         6. Conversion of Class B Common Stock.

         (a) At the time the Fund fails to be the record holder or the Beneficial Owner (as defined in Section 1 of Article VII hereof) of 5% or more of the issued and outstanding shares of Capital Stock, any then issued and outstanding share of Class B Common Stock automatically shall convert into one
(1) share of Common Stock.

         (b) The Corporation will provide notice of any automatic conversion of the Class B Common Stock to the Fund, as the holder of the Class B Common Stock, as soon as


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practicable following such conversion. Such notice shall be provided by mailing notice of such conversion first class postage prepaid to the Fund at its address as it appears on the books of the Corporation; provided, however, that no failure to give such notice nor any defect therein shall affect the validity of the automatic conversion of the Class B Common Stock. Such notice shall state:
(i) the automatic conversion date; (ii) that the Class B Common Stock has been automatically converted; and (iii) the place where the certificate evidencing the Class B Common Stock is to be surrendered for conversion.

         (c) Immediately upon such conversion, the rights of the Fund, as the holder of the Class B Common Stock so converted, shall cease and the Fund shall be treated for all purposes as having become the record owner of the Common Stock issuable upon such conversion; provided, however, that the Fund, as the former holder of the Class B Common Stock, shall be entitled to receive when paid dividends, if any, declared on the Class B Common Stock as of a record date preceding the time of such conversion and unpaid as of the time of such conversion, subject to paragraph (d) below.

         (d) Upon any conversion of the Class B Common Stock into Common Stock, any dividend for which the record date or payment date shall be subsequent to such conversion, which may have been declared preceding the time of conversion on the Class B Common Stock so converted, shall be deemed to have been declared, and shall be payable, with respect to the Common Stock into which the Class B Common Stock shall have been so converted.

         (e) When Class B Common Stock is acquired by the Corporation, including, without limitation, upon conversion into Common Stock, such stock may not be reissued and shall be retired and cancelled.

         (f) The Corporation shall at all times reserve and keep available, for issuance upon the conversion of the Class B Common Stock free from any preemptive rights, Common Stock necessary to permit the conversion of the Class B Common Stock into Common Stock. The Corporation covenants that the Common Stock issuable upon conversion of the Class B Common Stock shall be validly issued, fully paid and non-assessable.

         (g) Promptly after the conversion, the Corporation shall deliver to the Fund, upon surrender for cancellation of the certificate representing the Class B Common Stock so converted, a certificate representing the Common Stock issuable upon the conversion of the Class B Common Stock into Common Stock in the name of the Fund or its nominee. Until surrendered as provided herein, from and after the conversion of Class B Common Stock into Common Stock, the certificate representing Class B Common Stock prior to the conversion into Common Stock shall thereupon be deemed for all corporate purposes to evidence ownership of Common Stock.

         (h) The issuance of the certificate for Common Stock upon the conversion of Class B Common Stock into Common Stock shall be made without charge to the Fund for any issuance tax in respect thereof or other costs incurred by the Corporation in connection with such conversion and the related issuance of the Common Stock.


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

         7. Conversion in a Merger. In any merger to which the Corporation is a party in which the Common Stock is converted into cash, stock of another Person or other property, any outstanding Class B Common Stock shall be converted into the same per share consideration as the Common Stock.

         B. Preferred Stock. Subject to Section 2A.4(b) of this Article III, shares of Preferred Stock may be issued in one or more series as determined from time to time by the Board of Directors of the Corporation. All shares of any one series of Preferred Stock shall be identical, except as to the dates of issue and the dates from which dividends on shares of the series issued on different dates shall cumulate, if dividends on the shares of such series are cumulative. Authority is hereby expressly granted to the Board of Directors of the Corporation to authorize the issuance of one or more series of Preferred Stock, and to fix by one or more resolutions providing for the issuance of each such series the voting powers, designations, preferences and relative, participating, optional, redemption, conversion, exchange or other special rights, qualifications, limitations or restrictions of such series, and the number of shares in such series, to the full extent now or hereafter permitted by law.

      SECTION 3. The Corporation shall be entitled to treat the Person in whose name any share of its Capital Stock is registered as the owner thereof for all purposes and shall not be bound to recognize any equitable or other claim to, or interest in, such Capital Stock on the part of any other Person, whether or not the Corporation shall have notice thereof, except as expressly provided by applicable law.

                                   ARTICLE IV
                               BOARD OF DIRECTORS
                            AND STOCKHOLDER MEETINGS

      SECTION 1. Except as may be otherwise specifically provided by the DGCL, all powers of management, direction and control of the Corporation shall be, and hereby are, vested in the Board of Directors of the Corporation.

      SECTION 2. A majority of the whole Board of Directors of the Corporation shall constitute a quorum for the transaction of business and, except as otherwise provided in this Certificate of Incorporation or the Bylaws of the Corporation, the vote of a majority of the directors present at a meeting at which a quorum is then present shall be the act of the Board of Directors of the Corporation. The term "whole Board of Directors of the Corporation," as used in this Certificate of Incorporation, means the total number of directors which the Corporation would have as of the date of such determination if the Board of Directors of the Corporation had no vacancies.

      SECTION 3. The Board of Directors of the Corporation shall consist of not less than five (5) nor more than nineteen(19) directors, subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances. Within these limits, the number of directors of the Corporation shall be fixed from time to time exclusively by resolution of an Independent Board Majority. The directors in office, other than those who may be elected by the holders of any series of Preferred Stock under specified circumstances, shall be divided, with respect to the time for which they severally hold office, into three classes: Class I,


                                       5

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Class II and Class III. The term of the initial Class I directors will expire at the 2003 annual meeting of stockholders, the term of the initial Class II directors will expire at the 2004 annual meeting of stockholders and the term of the initial Class III directors will expire at the 2005 annual meeting of stockholders. At each annual meeting of stockholders beginning in 2003, successors to the class of directors whose term expires at that annual meeting shall be elected for a three-year term. A director shall hold office until the annual meeting for the year in which his or her term shall expire and until his or her successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement or removal from office. The tenure of a director shall not be affected by any decrease in the number of directors made by the Board of Directors of the Corporation. Notwithstanding anything herein or in the Bylaws to the contrary, the Fund shall, so long as it Beneficially Owns five percent (5%) or more of the issued and outstanding Capital Stock, but in no event for a period of time longer than five (5) years from the date of the Voting Trust and Divestiture Agreement, be entitled to nominate a Class III director in the manner specified by Section 5.05(b) of the Voting Trust and Divestiture Agreement.

      SECTION 4.

         A. Qualifications. No person shall be elected or appointed to the Board of Directors of the Corporation unless either (i) such person would qualify as an Independent Director (as defined in Paragraph B.1 of this Section 4 of
Article IV), or (ii) immediately after giving effect to such election or appointment, a majority of the members of the whole Board of Directors of the Corporation would qualify as Independent Directors and at least eighty percent (80%) of the members of the whole Board of Directors would qualify as Non-Affiliated Directors.

         B. Definitions.

            1. "Independent Director" means any person who, in the judgment of an Independent Board Majority (as defined in Paragraph B.3 of this Section 4 of
Article IV), is Independent (as defined in Paragraph B.2 of this Section 4 of
Article IV) at the time of his or her election or appointment for such term.

            2. "Independent" means a person who, at any given time, shall (i) not be a Major Participant (as defined in Paragraph B.4 of this Section 4 of Article IV), (ii) not have been nominated to the Board of Directors of the Corporation at the initiative of a Major Participant (other than as provided pursuant to Section 5.05(b) of the Voting Trust and Divestiture Agreement),
(iii) not have announced a commitment to any proposal made by a Major Participant that has not been approved by an Independent Board Majority, (iv) qualify as "independent" within the meaning of Section 303.01 of the New York Stock Exchange Listed Company Manual, or any successor provision, and (v) not have been determined by an Independent Board Majority to have been subject to any relationship, arrangement or circumstance (including any relationship with a Major Participant) which, in the judgment of such Independent Board Majority, is reasonably possible or likely to interfere to an extent deemed unacceptable by such Independent Board Majority with his or her exercise of independent judgment as a director.


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

            3. "Independent Board Majority" means a group of directors comprised of (i) a majority of all directors who qualify as Independent Directors at the time of such determination, and (ii) a majority of all directors at the time of such determination.

            4. "Major Participant" means (i) the Fund or a Person (as defined in
Section 1 of Article VII hereof) who shall, in the judgment of an Independent Board Majority, succeed to the position held by the Fund, (ii) a Person who, except as provided in the next sentence, is an Excess Owner (as defined in Section 1 of Article VII hereof), (iii) a Person that has filed proxy materials with the SEC (as defined in Section 1 of Article VII hereof) supporting a candidate for election to the Board of Directors of the Corporation in opposition to candidates approved by an Independent Board Majority, (iv) a Person that has made a proposal, made a filing with the SEC or taken other actions in which such Person indicates that such Person may seek to become a Major Participant or which in the judgment of an Independent Board Majority indicates that it is reasonably possible or likely that such Person will seek to become a Major Participant, or (v) such Person is an affiliate or associate (as defined in Section 1 of Article VII hereof) of a Major Participant. Notwithstanding the foregoing, in the event that an Independent Board Majority shall have approved an acquisition of outstanding Capital Stock (as defined in Section 1 of Article VII hereof) of the Corporation, prior to the time such acquisition shall occur, which would otherwise render a Person a Major Participant and such Person (a) shall not have made any subsequent acquisition of outstanding Capital Stock of the Corporation not approved by an Independent Board Majority and (b) shall not have subsequently taken any of the actions specified in the preceding sentence without the prior approval of an Independent Board Majority, then such Person shall not be deemed a Major Participant; provided that the Fund shall always be deemed a Major Participant notwithstanding any approval of any acquisition of Capital Stock of the Corporation or any other development or fact of any kind. In the event there shall be any question as to whether a particular Person is a Major Participant, the determination of an Independent Board Majority shall be binding upon all parties concerned.

            5. "Non-Affiliated Director" means any person who, in the judgment of an Independent Board Majority, is Non-Affiliated (as defined in Paragraph B.6 of this Section 4 of Article IV) at the time of his or her election or appointment for such term.

            6. "Non-Affiliated" means a person who, at any given time, shall not
(i) be a Major Participant, (ii) have been nominated to the Board of Directors of the Corporation at the initiative of a Major Participant (other than as provided pursuant to Section 5.05(b) of the Voting Trust and Divestiture Agreement) and (iii) have announced a commitment to any proposal made by a Major Participant that has not been approved by an Independent Board Majority.

      SECTION 5. Each election of directors shall be by plurality vote except that an individual shall not be elected to the Board of Directors of the Corporation if such election is prohibited by Section 4 of this Article IV or the individual does not meet the qualifications which may be required by the Bylaws of the Corporation as constituted at the time of such election. The Board of Directors of the Corporation shall have the right to adopt Bylaw provisions to implement and apply the provisions in the preceding sentence and to achieve the outcome


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prescribed and intended thereby. The election of directors need not be by ballot unless the Bylaws of the Corporation shall so require.

      SECTION 6. Any newly created directorships resulting from any increase in the number of directors of any Class as permitted by this Certificate of Incorporation and the Bylaws of the Corporation or any vacancies resulting from the death, resignation, retirement or removal of a director, may be filled only by the affirmative vote of a majority of the directors then in office, even if less than a quorum except that, in the event of the death, resignation, retirement or removal of a director nominated by the Fund pursuant to the last sentence of Section 3 of this Article IV, the vacancy shall be filled in the manner specified by Section 5.05(b) of the Voting Trust and Divestiture Agreement. Any person added as a director pursuant to this Section 6 shall hold office for the term that expires as to the Class to which he or she has been added.

      SECTION 7. Subject to the rights of the holders of any series of Preferred Stock, stockholders of the Corporation shall have no right to remove any director or the whole Board of Directors of the Corporation unless such removal is for Cause (as defined below in this Section 7) and unless the holders of at least seventy-five percent (75%) of the Voting Power (as defined in Section 1 of Article VII hereof) shall have voted in favor of such removal for Cause. "Cause," as used in this Section 7, means conviction of a felony or a finding by a court of competent jurisdiction of liability for gross negligence, or willful misconduct, in the performance of the director's duty to the Corporation in a matter of substantial importance to the Corporation, where such adjudication is no longer subject to direct appeal.

      SECTION 8. Whenever the holders of any series of Preferred Stock issued by the Corporation shall have the right, voting separately by series or class, to elect directors at an annual or special meeting of stockholders, the number of directors, election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Certificate of Incorporation then applicable thereto.

      SECTION 9. Meetings of the stockholders of the Corporation for any purpose or purposes may be held within or without the State of Delaware, as the Bylaws of the Corporation may provide.

      SECTION 10.

      (a) Except as provided in subsection (b) below, no action required or permitted to be taken at any annual or special meeting of stockholders of the Corporation may be taken by written consent without a meeting of such stockholders.

      (b) Notwithstanding anything herein to the contrary, any vote required of the holder of the share of Class B Common Stock in its capacity as the holder of the share of Class B Common Stock may be taken without a meeting, without prior notice and without a vote if a consent in writing, setting forth the action so taken, shall be signed by such holder of the share of Class B Common Stock.

      SECTION 11. Subject to the rights, if any, of the holders of any issued and outstanding shares of Preferred Stock, special meetings of the stockholders of the Corporation for any


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purpose or purposes may be called at any time only by the Chairman of the Board of the Corporation, the Chief Executive Officer of the Corporation, or a majority of the whole Board of Directors of the Corporation. Special meetings of the stockholders of the Corporation may not be called by any other Person or Persons or in any other manner.

                                   ARTICLE V
                                 INDEMNIFICATION

      SECTION 1. The Corporation shall indemnify any Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director or an officer of the Corporation, or is or was a director or an officer of the Corporation and is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including, but not limited to, attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding to the fullest extent and in the manner set forth in and permitted by the DGCL and other applicable law, as from time to time in effect. To the maximum extent permitted by the DGCL and other applicable law, the Corporation shall advance expenses (including attorneys' fees) incurred by any Person indemnified hereunder in defending any civil, criminal, administrative or investigative action, suit or proceeding upon an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation. Additionally, the Corporation shall reimburse attorneys' fees incurred by any Person in enforcing such Person's indemnification rights hereunder if it shall ultimately be determined that he or she is entitled to such indemnification by the Corporation. Such rights of indemnification and reimbursement and advancement of expenses shall not be deemed to be exclusive of any other rights to which such director or officer may be entitled apart from the foregoing provisions. The foregoing provisions of this Section 1 of Article V shall be deemed to be a contract between the Corporation and each director and officer who serves in such capacity at any time while this Section 1 of Article V and the relevant provisions of the DGCL and other applicable law, if any, are in effect, and any repeal or modification thereof shall not affect any rights or obligations then existing, with respect to any state of facts then or theretofore existing, or any action, suit or proceeding theretofore or thereafter brought or threatened based in whole or in part upon any such state of facts.

      SECTION 2. The Corporation may indemnify any Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was an employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including, but not limited to, attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding to the extent and in the manner set forth in and permitted by the DGCL and other applicable law as from time to time in effect. Such right of indemnification shall not be deemed to be exclusive of any other rights to which any such Person may be entitled apart from the foregoing provisions.


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                                   ARTICLE VI
               LIABILITY FOR BREACH OF FIDUCIARY DUTIES; STANDARDS

      To the fullest extent permitted by the DGCL, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. In no event shall any director be deemed to breach any fiduciary duty or other obligation owed to any stockholders of the Corporation or any other person by reason of (i) his or her failure to vote for (or by reason of such director's vote against) any proposal or course of action that in such director's judgment would breach any requirement imposed on the Corporation or any subsidiary or affiliate of the Corporation by the Blue Cross and Blue Shield Association (or its then successor) (the "BCBSA") or could lead to termination of any license granted by the BCBSA to the Corporation or any subsidiary or affiliate of the Corporation, or (ii) his or her decision to vote in favor of any proposal or course of action that in such director's judgment is necessary to prevent a breach of any requirement imposed by the BCBSA or could prevent termination of any license granted by the BCBSA to the Corporation or any subsidiary or affiliate of the Corporation. If the DGCL is hereafter amended to authorize further reductions in the liability of a corporation's directors for breach of fiduciary duty, then a director of the Corporation shall not be liable for any such breach to the fullest extent permitted by the DGCL as so amended. Any repeal or modification of the foregoing provisions of this Article VI by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

                                  ARTICLE VII
                             RESTRICTION ON TRANSFER

      SECTION 1. The following defined words and definitions shall apply with respect to this Article VII and other Articles of this Certificate of Incorporation in which such defined words are used.

      (a) "affiliate" and "associate" have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Exchange Act.

      (b) a Person shall be deemed to "Beneficially Own," be the "Beneficial Owner" of or have "Beneficial Ownership" of any Capital Stock:

          (1) in which such Person shall then have a direct or indirect beneficial ownership interest which confers a profit, benefit or advantage but which does not constitute legal ownership or control;

          (2) in which such Person shall have the right to acquire any direct or indirect beneficial ownership interest pursuant to any option or other agreement (either immediately or after the passage of time or the occurrence of any contingency);

          (3) which such Person shall have the right to vote;



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          (4) in which such Person shall hold any other interest which would count in determining whether such Person would be required to file a Schedule 13D or Schedule 13G under Regulation 13D-G under the Exchange Act; or

          (5) which shall be Beneficially Owned (under the concepts provided in the preceding clauses) by any affiliate or associate of the particular Person or by any other Person with whom the particular Person or any such affiliate or associate has any agreement, arrangement or understanding (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities) relating to the acquisition, holding, voting or disposing of any securities of the Corporation;

provided, however, that

          (6) a Person shall not be deemed to Beneficially Own, be the Beneficial Owner of, or have Beneficial Ownership of Capital Stock by reason of possessing the right to vote if (i) such right arises solely from a revocable proxy or consent given to such Person in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations promulgated under the Exchange Act, and (ii) such Person is not the Excess Owner of any Excess Shares, is not named as holding a beneficial ownership interest in any Capital Stock in any filing on Schedule 13D or
Schedule 13G, and is not an affiliate or associate of any such Excess Owner or named Person;

          (7) a member of a national securities exchange or a registered depositary shall not be deemed to Beneficially Own, be the Beneficial Owner of or have Beneficial Ownership of Capital Stock held directly or indirectly by it on behalf of another Person (and not for its own account) solely because such member or depositary is the record holder of such Capital Stock, and (in the case of such member), pursuant to the rules of such exchange, such member may direct the vote of such Capital Stock without instruction on matters which are uncontested and do not affect substantially the rights or privileges of the holders of the Capital Stock to be voted, but is otherwise precluded by the rules of such exchange from voting such Capital Stock without instruction on either contested matters or matters that may affect substantially the rights or the privileges of the holders of such Capital Stock to be voted;

          (8) a Person who in the ordinary course of business is a pledgee of Capital Stock under a written pledge agreement shall not be deemed to Beneficially Own, be the Beneficial Owner of or have Beneficial Ownership of such pledged Capital Stock solely by reason of such pledge until the pledgee has taken all formal steps which are necessary to declare a default or has otherwise acquired the power to vote or to direct the vote of such pledged Capital Stock, provided that:

              (A) the pledge agreement is bona fide and was not entered into with the purpose nor with the effect of changing or influencing the control of the Corporation, nor in connection with any transaction having such purpose or effect, including any transaction subject to Rule 13d-3(b) promulgated under the Exchange Act; and

              (B) the pledge agreement does not grant to the pledgee the right to vote or to direct the vote of the pledged securities prior to the time the pledgee has taken all formal steps which are necessary to declare a default;

          (9) a Person engaged in business as an underwriter or a placement agent for securities who enters into an agreement to acquire or acquires Capital Stock solely by reason of its participation in good faith and in the ordinary course of its business in the capacity of underwriter or placement agent in any underwriting or agent representation registered under the Securities Act, as a bona fide private placement, a resale under Rule 144A promulgated under the Securities Act, or in any foreign or other offering exempt from the registration requirements under the Securities Act shall not be deemed to Beneficially Own, be the Beneficial Owner of or have Beneficial Ownership of such securities until the expiration of forty (40) days after the date of such acquisition so long as
(i) such Person does not vote such Capital Stock during such period, and (ii) such participation is not with the purpose or with the effect of changing or influencing control of the Corporation, nor in connection with or facilitating any transaction having such purpose or effect, including any transaction subject to Rule 13d-3(b) promulgated under the Exchange Act;

          (10) if the Corporation shall sell shares in a transaction not involving any public offering, then each purchaser in such offering shall be deemed to obtain Beneficial Ownership in such offering of the shares purchased by such purchaser, but no particular purchaser shall be deemed to Beneficially Own or have acquired Beneficial Ownership or be the Beneficial Owner in such offering of shares purchased by any other purchaser solely by reason of the fact that all such purchasers are parties to customary agreements relating to the purchase of equity securities directly from the Corporation in a transaction not involving a public offering, provided that:

              (A) all the purchasers are persons specified in Rule 13d-1(b)(1)(ii) promulgated under the Exchange Act;

              (B) the purchase is in the ordinary course of each purchaser's business and not with the purpose nor with the effect of changing or influencing control of the Corporation, nor in connection with or as a participant in any transaction having such purpose or effect, including any transaction subject to Rule 13d-3(b) promulgated under the Exchange Act,

              (C) there is no agreement among or between any purchasers to act together with respect to the Corporation or its securities except for the purpose of facilitating the specific purchase involved; and

              (D) the only actions among or between any purchasers with respect to the Corporation or its securities subsequent to the closing date of the nonpublic offering are those which are necessary to conclude ministerial matters directly related to the completion of the offer or sale of the securities sold in such offering;

          (11) the Share Escrow Agent shall not be deemed to be the Beneficial Owner of any Excess Share held by such Share Escrow Agent pursuant to an Excess Share Escrow

Agreement, nor shall any such Excess Shares be aggregated with any other shares of Capital Stock held by affiliates or associates of such Share Escrow Agent; and

          (12) a Person shall not be deemed to Beneficially Own, be the Beneficial Owner of, or have Beneficial Ownership of Capital Stock by reason of the fact that such Person shall have entered into an agreement with the Corporation pursuant to which such Person, or its associates or affiliates, shall, upon consummation of the transaction described in such agreement, acquire, directly or indirectly, all of the Capital Stock of the Corporation (by means of a merger, consolidation, stock purchase or otherwise), provided that:

              (A) such agreement shall have been approved by an Independent Board Majority prior to the execution thereof by the Corporation;

              (B) neither such Person nor its associates or affiliates shall have been the Excess Owner of any Excess Shares immediately prior to the execution of such agreement;

              (C) the consummation of the transaction described in such agreement shall be subject to the approval of the holders of Capital Stock of the Corporation entitled to vote thereon under the DGCL or pursuant to other applicable law or the rules of the New York Stock Exchange, Inc. or any other national securities exchange or automated quotation system on which any of the Capital Stock shall then be listed or quoted; and

              (D) neither such Person nor its associates or affiliates shall have made any acquisition of Capital Stock after the execution of such agreement other than pursuant to the terms of such agreement.

Anything herein to the contrary notwithstanding, a Person shall continue to be deemed to Beneficially Own, be the Beneficial Owner of, and have Beneficial Ownership of, such Person's Excess Shares which shall have been conveyed, or shall be deemed to have been conveyed, to the Share Escrow Agent in accordance with this Article VII until such time as such Excess Shares shall have been sold by the Share Escrow Agent as provided in this Article VII.

    (c) "BCBSA" has the meaning set forth in Article VI hereof.

    (d) "Capital Stock" means shares (or any basic unit) of any class or series of any equity security, voting or non-voting, common or preferred, which the Corporation may at any time issue or be authorized to issue.

    (e) "Common Stock" has the meaning set forth in Section 1 of Article III hereof.

    (f) "Excess Owner" means a Person who Beneficially Owns Excess Shares.

    (g) "Excess Shares" means (i) with respect to any Institutional Investor, all the shares of Capital Stock Beneficially Owned by such Institutional Investor in excess of the Institutional Investor Ownership Limit, (ii) with respect to any Noninstitutional Investor, all the shares of Capital Stock Beneficially Owned by such Noninstitutional Investor in excess of the Noninstitutional Investor Ownership Limit, (iii) with respect to any Person, all the shares of

Capital Stock Beneficially Owned by such Person in excess of the General Ownership Limit and (iv) with respect to the Fund, any shares of Common Stock Beneficially Owned by the Fund and voted, acquired or Transferred in breach of the provisions of the Voting Trust and Divestiture Agreement; provided, however, that in the event the Excess Shares with respect to such Person results from the Beneficial Ownership of Capital Stock of such Person being aggregated with the Beneficial Ownership of Capital Stock of any other Person, then the number of Excess Shares with respect to such Person shall be allocated pro rata in proportion to each Person's total Beneficial Ownership (as calculated without giving effect to this Article VII). All Excess Shares shall be deemed to be issued and outstanding shares of Capital Stock even when subject to or held pursuant to this Article VII.

    (h) "Exchange Act" means the Securities Exchange Act of 1934, as amended or supplemented and any other federal law which the Board of Directors of the Corporation shall reasonably judge to have replaced or supplemented the coverage of the Exchange Act.

    (i) "Foundation" means The New York Charitable Asset Foundation, a New York not-for-profit corporation.

    (j) "Fund" has the meaning set forth in Section 2 of Article III hereof.

    (k) "General Ownership Limit" means (i) that number of shares of Common Stock one share lower than the number of shares of Common Stock which would represent 20% of all shares of Common Stock issued and outstanding at the time of determination, or (ii) any combination of shares of Capital Stock in any series or class that represents 20% of the ownership interest in the Corporation at the time of determination; provided, however, that the General Ownership Limit may be revised from time to time pursuant to Section 15 of this Article
VII. Unless an Independent Board Majority otherwise determines pursuant to the authority granted in Section 15 of this Article VII, the manner in which shares in different classes or series of Capital Stock shall be counted to determine the ownership interest represented by any particular combination of those shares of Capital Stock pursuant to clause (ii) above shall be the same manner prescribed by the BCBSA under the License Agreements. So long as Common Stock and Class B Common Stock shall be the only class of Capital Stock issued by the Corporation, the General Ownership Limit shall be irrelevant for purposes of this Article VII because the Institutional Investor Ownership Limit shall exclusively determine whether any shares of Common Stock owned by any Institutional Investor constitute Excess Shares and the Noninstitutional Investor Ownership Limit shall exclusively determine whether any shares of Common Stock owned by any Noninstitutional Investor constitute Excess Shares. If, however, the Corporation were to issue a series of Preferred Stock or other class of Capital Stock other than Common Stock, then (i) shares Beneficially Owned by an Institutional Investor in excess of either the Institutional Investor Ownership Limit or the General Ownership Limit would constitute Excess Shares, and (ii) shares Beneficially Owned by a Noninstitutional Investor in excess of either the Noninstitutional Investor Ownership Limit or the General Ownership Limit would constitute Excess Shares.

    (l) "Institutional Investor" means any Person that is an entity or group identified in Rule 13d-1(b)(1)(ii) under the Exchange Act as constituted on October 31, 2002, provided that every filing made by such Person with the SEC under Regulation 13D-G (or any successor

Regulation) under the Exchange Act with respect to such Person's Beneficial Ownership of Capital Stock by such Person shall have contained a certification identical to the one required by Item 10 of Schedule 13G as constituted on October 31, 2002, or such other affirmation as shall be approved by the BCBSA and the Board of Directors.

    (m) "Institutional Investor Ownership Limit" means that number of shares of Capital Stock one share lower than the number of shares of Capital Stock which would represent 10% of the Voting Power of all shares of Capital Stock issued and outstanding at the time of determination; provided that, that the Institutional Investor Ownership Limit may be revised from time to time pursuant to Section 15 of this Article VII.

    (n) "License Agreements" means the license agreements as constituted from time to time between the Corporation or any of its subsidiaries or affiliates and the BCBSA, including any and all addenda thereto, with respect to, among other things, the "Blue Cross" and "Blue Shield" names and marks.

    (o) "Noninstitutional Investor" means any Person that is not an Institutional Investor.

    (p) "Noninstitutional Investor Ownership Limit" means that number of shares of Capital Stock one share lower than the number of shares of Capital Stock which would represent 5% of the Voting Power of all shares of Capital Stock issued and outstanding at the time of determination; provided, however, that the Noninstitutional Investor Ownership Limit may be revised from time to time pursuant to Section 15 of this Article VII.

    (q) "Ownership Limit" means each of the General Ownership Limit, the Institutional Investor Ownership Limit and the Noninstitutional Investor Ownership Limit, as each may be revised from time to time pursuant to Section 15 of this Article VII.

    (r) "Permitted Transferee" means a Person whose acquisition of Capital Stock will not violate any Ownership Limit applicable to such Person.

    (s) "Person" means any individual, firm, partnership, corporation, limited liability company, trust, association, joint venture or other entity, and shall include any successor (by merger or otherwise) or of any such entity.

    (t) "Registration Rights Agreement" means that certain Registration Rights and Asset Preservation Agreement, by and among the Corporation, the Fund and the Foundation, dated ______, 2002, as the same may be amended or modified after the date thereof.

    (u) "Schedule 13D" means a report on Schedule 13D under Regulation 13D-G under the Exchange Act and any report which may be required in the future under any requirements which the BCBSA shall reasonably judge to have any of the purposes served by Schedule 13D.

    (v) "Schedule 13G" means a report on Schedule 13G under Regulation 13D-G under the Exchange Act and any report which may be required in the future under any requirements which the BCBSA shall reasonably judge to have any of the purposes served by Schedule 13G.

    (w) "SEC" means the United States Securities and Exchange Commission and any successor federal agency having similar powers.

    (x) "Securities Act" means the Securities Act of 1933, as amended or supplemented, and any other federal law which the Board of Directors shall reasonably judge to have replaced or supplemented the coverage of the Securities Act.

    (y) "Share Escrow Agent" means the Person appointed by the Corporation to act as escrow agent with respect to the Excess Shares.

    (z) "Transaction Documents" mean the Registration Rights Agreement and the Voting Trust and Divestiture Agreement.

    (aa) "Transfer" means any of the following which would affect the Beneficial Ownership of Capital Stock: (a) any direct or indirect sale, transfer, gift, hypothecation, pledge, assignment, devise or other disposition of Capital Stock (including (i) the granting of any option or entering into any agreement for the sale, transfer or other disposition of Capital Stock, or (ii) the sale, transfer, assignment or other disposition of any securities or rights convertible into or exchangeable for Capital Stock), whether voluntary or involuntary, whether of record, constructively or beneficially and whether by operation of law or otherwise, and (b) any other transaction or event, including without limitation a merger, consolidation, or acquisition of any Person, the expiration of a voting trust which is not renewed, or the aggregation of the Capital Stock Beneficially Owned by one Person with the Capital Stock Beneficially Owned by any other Person, which would affect the Beneficial Ownership of Capital Stock.

    (bb) "Transferability" means the ability of a Person to Transfer shares of Capital Stock of the Corporation.

    (cc) "Voting Power" means the voting power attributable to the shares of Capital Stock issued and outstanding at the time of determination and shall be equal to the number of all votes which could be cast in any election of any director, other than directors electable under the terms of any series of Preferred Stock in specified circumstances, which could be accounted for by all shares of Capital Stock issued and outstanding at the time of determination. If, in connection with an election for any particular position on the Board of Directors of the Corporation, shares in different classes or series are entitled to be voted together for purposes of such election, then in determining the number of "all votes which could be cast" in the election for that particular position for purposes of the preceding sentence, the number shall be equal to the number of votes which could be cast in the election for that particular position if all shares entitled to be voted in such election (regardless of series or class) were in fact voted in such election. For any particular Person, the Voting Power of such Person shall be equal to the quotient, expressed as a percentage, of the number of votes that may be cast with respect to shares of Capital Stock Beneficially Owned by such Person (including, for these purposes, any Excess Shares Beneficially Owned by such Person and held and/or voted by the Escrow Share Agent) divided by the total number of votes that could be cast by all stockholders of the Corporation (including such particular Person) based upon the issued and outstanding shares of Capital Stock at the time of determination. If the Corporation shall issue any series or class of shares for which positions on the Board of Directors of the Corporation are reserved or shall otherwise issue shares which have voting rights which can arise or vary based upon terms governing that class or series, then the percentage of the voting power represented by the shares of Capital Stock Beneficially Owned by any particular Person shall be the highest percentage of the total votes which could be accounted for by those shares in any election of any director.

    (dd) "Voting Trust and Divestiture Agreement" means that certain Voting Trust and Divestiture Agreement by and among the Corporation, the Fund and ______________, dated ______, 2002, as the same may be amended or modified after the date thereof.

    SECTION 2.

    (a) No Institutional Investor shall Beneficially Own shares of Capital Stock in excess of the Institutional Investor Ownership Limit. No Noninstitutional Investor shall Beneficially Own shares of Capital Stock in excess of the Noninstitutional Investor Ownership Limit. No Person shall Beneficially Own shares of Capital Stock in excess of the General Ownership Limit.

    (b) The occurrence of any Transfer which would cause any Person to Beneficially Own Capital Stock in excess of any Ownership Limit applicable to such Person shall have the following legal consequences: (i) such Person shall receive no rights to the Excess Shares resulting from such Transfer (other than as specified in this Article VII), and (ii) the Excess Shares resulting from such Transfer immediately shall be deemed to be conveyed to the Share Escrow Agent.

    (c) Notwithstanding the foregoing, a Person's Beneficial Ownership of Capital Stock shall not be deemed to exceed any Ownership Limit applicable to such Person if (A) the Excess Shares with respect to such Person do not exceed the lesser of 1% of the Voting Power of the Capital Stock or 1% of the ownership interest in the Corporation, and (B) within fifteen (15) days of the time when such Person becomes aware of the existence of such Excess Shares, such Person transfers or otherwise disposes of sufficient shares of Capital Stock so that such Person's Beneficial Ownership of Capital Stock shall not exceed any Ownership Limit.

    SECTION 3. Any Excess Owner who acquires or attempts to acquire shares of Capital Stock in violation of Section 2 of this Article VII, or any Excess Owner who is a transferee such that any shares of Capital Stock are deemed Excess Shares, shall immediately give written notice to the Corporation of such event and shall provide to the Corporation such other information as the Corporation may request.

    SECTION 4. The Corporation shall have the right to take such actions as it deems necessary to give effect to the transfer of Excess Shares to the Share Escrow Agent, including refusing to give effect to the Transfer or any subsequent Transfer of Excess Shares by the Excess Owner on the books of the Corporation. Excess Shares so held or deemed held by the Share Escrow Agent shall be issued and outstanding shares of Capital Stock. An Excess Owner shall have no rights in such Excess Shares except as expressly provided in this
Article VII and the administration of the Excess Shares escrow shall be governed by the terms of an Excess Share Escrow Agreement to be entered into between the Corporation and the Share Escrow Agent and having such terms as the Corporation shall deem appropriate.

    SECTION 5. The Share Escrow Agent, as record holder of Excess Shares, shall be entitled to receive all dividends and distributions as may be declared by the Board of Directors of the Corporation with respect to Excess Shares (the "Excess Share Dividends") and shall hold the Excess Share Dividends until disbursed in accordance with the provisions of Section 9 of this Article VII. In the event an Excess Owner receives any Excess Share Dividends (including without limitation Excess Share Dividends received prior to the time the Corporation determines that Excess Shares exist with respect to such Excess Owner) such Excess Owner shall repay such Excess Share Dividends to the Share Escrow Agent or the Corporation. The Corporation shall take all measures that it determines reasonably necessary to recover the amount of any Excess Share Dividends paid to an Excess Owner, including, if necessary, withholding any portion of future dividends or distributions payable on shares of Capital Stock Beneficially Owned by any Excess Owner (including future dividends on distributions on shares of Capital Stock which fall below the Ownership Limit as well as on Excess Shares), and, as soon as practicable following the Corporation's receipt or withholding thereof, shall pay over to the Share Escrow Agent the dividends so received or withheld, as the case may be.

    SECTION 6. In the event of any voluntary or involuntary liquidation, dissolution, or winding up of, or any distribution of the assets of, the Corporation, the Share Escrow Agent shall be entitled to receive, ratably with each other holder of Capital Stock of the same class or series, that portion of the assets of the Corporation that shall be available for distribution to the holders of such class or series of Capital Stock. The Share Escrow Agent shall distribute the amounts received upon such liquidation, dissolution or winding up or distribution in accordance with the provisions of Section 9 of this Article VII.

    SECTION 7. The Share Escrow Agent shall be entitled to vote all Excess Shares. The Share Escrow Agent shall vote, consent, or assent Excess Shares as follows:

    (a) to vote in favor of each nominee to the Board of Directors of the Corporation whose nomination has been approved by an Independent Board Majority and to vote against any candidate for the Board of Directors of the Corporation for whom no competing candidate has been nominated or selected by an Independent Board Majority;

    (b) unless such action is initiated by or with the consent of the Board of Directors of the Corporation, (i) to vote against removal of any director of the Corporation, (ii) to vote against any alteration, amendment, change or addition to or repeal (collectively, "Change") of the Bylaws or this Certificate of Incorporation, (iii) not to nominate any candidate to fill any vacancy of the Board of Directors of the Corporation and (iv) not take any action by voting such Excess Shares that would be inconsistent with or would have the effect, directly or indirectly, of defeating or subverting the voting requirements contained in Section 7(a) of this Article VII or this Section 7(b) of Article VII;

    (c) to the extent not covered by clauses (a) and (b) above, on any action, proposal or resolution requiring the approval of the Board of Directors of the Corporation as a prerequisite to entitle the stockholders of the Corporation to vote thereon and as a prerequisite to become effective, to vote in the same proportion as all other votes represented by shares of Capital Stock are cast with respect to such action, proposal or resolution other than shares voted by directors, officers, trustees of any employee benefit plans of the Corporation and Affiliates of the

Corporation (whether acting in their individual ownership or fiduciary capacities or pursuant to a discretionary proxy (other than any revocable proxy given by a stockholder other than a director, officer, trustee of a Corporation employee benefit plan or Affiliate of the Corporation in response to a solicitation of proxies by the Board of Directors of the Corporation) or other discretionary delegation of the right to direct the voting of another stockholder's shares of Capital Stock); and

    (d) to the extent not covered by clauses (a), (b) and (c) above, to vote as recommended by the Board of Directors of the Corporation.

    SECTION 8.

    (a) The Share Escrow Agent shall hold all Excess Shares until such time as they are sold in accordance with this Section 8 of Article VII.

    (b) The Share Escrow Agent shall sell or cause the sale of Excess Shares at such time or times and on such terms as shall be determined by the Corporation. The Share Escrow Agent shall have the right to take such actions as the Corporation shall deem appropriate to ensure that sales of Excess Shares shall be made only to Permitted Transferees.

    (c) The Share Escrow Agent shall have the power to convey to the purchaser of any Excess Shares sold by the Share Escrow Agent ownership of such Excess Shares free of any interest of the Excess Owner of those Excess Shares and free of any other adverse interest arising through the Excess Owner. The Share Escrow Agent shall be authorized to execute any and all documents sufficient to transfer title to any Permitted Transferee.

    (d) Upon acquisition by any Permitted Transferee of any Excess Shares sold by the Share Escrow Agent or the Excess Owner, such shares shall upon such sale cease to be Excess Shares and shall become regular shares of Capital Stock in the class or series to which such Excess Shares otherwise belong, and the purchaser of such shares shall acquire such shares free of any claims of the Share Escrow Agent or the Excess Owner.

    (e) To the extent permitted by the DGCL or other applicable law, neither the Corporation, the Share Escrow Agent nor anyone else shall have any liability to the Excess Owner or anyone else by reason of any action or inaction the Corporation or the Share Escrow Agent or any director, officer or agent of the Corporation shall take which any of them shall in good faith believe to be within the scope of their authority under this Article VII or by reason of any decision as to when or how to sell any Excess Shares or by reason of any other action or inaction in connection with the activities permitted under this
Article VII which does not constitute gross negligence or willful misconduct. Without limiting by implication the scope of the preceding sentence, to the extent permitted by law, neither the Share Escrow Agent nor the Corporation nor any director, officer or agent of the Corporation (a) shall have any liability on grounds that any of them failed to take actions which would or could have produced higher proceeds for any of the Excess Shares or by reason of the manner or timing for any disposition of any Excess Shares, and (b) shall be deemed to be a fiduciary or agent of any Excess Owner.

    SECTION 9. The proceeds from the sale of the Excess Shares and any Excess Share Dividends shall be distributed as follows (i) first, to the Share Escrow Agent for any costs and expenses incurred in respect of its administration of the Excess Shares that have not theretofore been reimbursed by the Corporation; (ii) second, to the Corporation for all costs and expenses incurred by the Corporation in connection with the appointment of the Share Escrow Agent, the payment of fees to the Share Escrow Agent with respect to the services provided by the Share Escrow Agent in respect of the escrow and for any other direct or indirect and out of pocket expenses incurred by the Corporation in connection with the Excess Shares, including any litigation costs and expenses, and all funds expended by the Corporation to reimburse the Share Escrow Agent for costs and expenses incurred by the Share Escrow Agent in respect of its administration of the Excess Shares and for all fees, disbursements and expenses incurred by the Share Escrow Agent in connection with the sale of the Excess Shares; and (iii) third, the remainder thereof (as the case may be) to the Excess Owner; provided, however, if the Corporation shall have any questions as to whether any security interest or other interest adverse to the Excess Owner shall have existed with respect to any Excess Shares, neither the Share Escrow Agent, the Corporation nor anyone else shall have the obligation to disburse proceeds for those shares until the Share Escrow Agent shall be provided with such evidence as the Corporation shall deem necessary to determine the parties who shall be entitled to such proceeds.

    SECTION 10. Each certificate for Capital Stock shall bear the following legend:

        "The shares of stock represented by this certificate are subject to restrictions on ownership and Transfer. All capitalized terms in this legend have the meanings ascribed to them in the Corporation's Certificate of Incorporation, as the same may be amended from time to time, a copy of which, including the restrictions on ownership and Transfer, shall be sent without charge to each stockholder who so requests. No Person shall Beneficially Own shares of Capital Stock in excess of any Ownership Limit applicable to such Person. Subject to certain limited specific exemptions,
    (i) Beneficial Ownership of that number of shares of Capital Stock by an Institutional Investor which would represent 10% or more of the Voting Power would exceed the Institutional Investor Ownership Limit, (ii) Beneficial Ownership of that number of shares of Capital Stock by a Noninstitutional Investor which would represent 5% or more of the Voting Power would exceed the Noninstitutional Investor Ownership Limit, and (iii) Beneficial Ownership of (a) 20% or more of the issued and outstanding shares of Common Stock or (b) any combination of shares in any series or class of Capital Stock that represents 20% or more of the Ownership Interest in the Corporation (determined as provided in the Corporation's Certificate of Incorporation) would exceed the General Ownership Limit. Any Person who attempts to Beneficially Own shares of Capital Stock in violation of this limitation must immediately notify the Corporation. Upon the occurrence of any event that would cause any person to exceed any Ownership Limit applicable to such Person, all shares of Capital Stock Beneficially Owned by such Person in excess of any Ownership Limit applicable to such Person shall automatically be deemed Excess Shares and shall be transferred automatically to the Share Escrow Agent and shall be subject to the provisions of the Corporation's Certificate of Incorporation. The foregoing summary of the restrictions on ownership and Transfer is qualified in its entirety by reference to the Corporation's Certificate of Incorporation."

The legend may be amended from time to time to reflect amendments to this Certificate of Incorporation, or revisions to the Ownership Limits in accordance with Section 15 of this Article VII.

    SECTION 11. Nothing contained in this Article VII or in any other provision of this Certificate of Incorporation shall limit the authority of the Corporation to take such other action as it deems necessary or advisable to protect the Corporation and the interests of its stockholders.

    SECTION 12. Nothing contained in this Certificate of Incorporation shall preclude the settlement of any transactions entered into through the facilities of the New York Stock Exchange, Inc. or any other exchange or through the means of any automated quotation system now or hereafter in effect.

    SECTION 13. Except in the case of manifest error, any interpretation of this
Article VII by the Board of Directors of the Corporation shall be conclusive and binding; provided, however, that in making any such interpretation, the Board of Directors of the Corporation shall consider, wherever relevant, the Corporation's obligations to the BCBSA.

    SECTION 14. This Article VII shall not be applicable with respect to any shares of Capital Stock (i) Beneficially Owned by the Fund which shares were issued by the Corporation (such shares of Capital Stock being referred to as "Fund Shares"), or (ii) acquired by the Fund with respect to Fund Shares as a result of a stock dividend, stock split, conversion, recapitalization, exchange of shares or the like, so long as such shares of Capital Stock shall be Beneficially Owned by the Fund and subject to the terms of the Voting Trust and Divestiture Agreement. Upon the Transfer of any Beneficial Ownership interest in any Fund Shares (and such other shares of Capital Stock received by the Fund as a result of a stock dividend, stock split, conversion, recapitalization, exchange of shares or the like relating to such Fund Shares) from the Fund to any transferee, those shares of Capital Stock shall become fully subject to this
Article VII from and at all times after such transfer.

    SECTION 15. An Independent Board Majority shall have the right to revise the definition of one or more Ownership Limits to change the percentage ownership of Capital Stock under such Ownership Limit to conform the definition to a change to the terms of the License Agreements or as required or permitted by the BCBSA. In the event the Corporation issues any series or class of Capital Stock other than Common Stock, then an Independent Board Majority shall have the power to determine the manner in which each class or series of Capital Stock shall be counted for purposes of determining each Ownership Limit. Any such revision to the definition of any Ownership Limit shall not be deemed a Change to this Certificate of Incorporation, and shall not require stockholder approval under
Article XII hereof; provided, however, that no such revision shall be effective until such time as the Corporation shall have notified the stockholders of such revision in such manner as it shall deem appropriate under the circumstances (provided that notification of any such revision by means of a filing by the Corporation describing such revision with the SEC under the Exchange Act or with the Secretary of State of the State of Delaware under the DGCL shall be deemed appropriate notice under all circumstances).


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

                                  ARTICLE VIII
                                     BYLAWS

    SECTION 1. The Bylaws shall govern the management and affairs of the Corporation, the rights and powers of the directors, officers, employees and stockholders of the Corporation in accordance with its terms and shall govern the rights of all persons concerned relating in any way to the Corporation except that if any provision in the Bylaws shall be irreconcilably inconsistent with any provision in this Certificate of Incorporation, the provision in this Certificate of Incorporation shall control.

    SECTION 2. The Board of Directors of the Corporation shall have the power to amend or replace the Bylaws of the Corporation by the vote of a majority of the whole Board of Directors of the Corporation, except that the approval of an Independent Board Majority shall be required to amend or replace any provision of the Bylaws of the Corporation which, pursuant to the terms thereof, may now or hereafter require the approval of an Independent Board Majority. The stockholders of the Corporation shall not have the power to Change (as defined in Section 7 of Article VII hereof) the Bylaws of the Corporation unless such Change shall be approved by the holders of at least seventy-five percent (75%) of the then issued and outstanding shares of Common Stock entitled to vote thereon.

                                   ARTICLE IX
                             NO PREFERENTIAL RIGHTS

    No stockholder of the Corporation shall, by reason of his, her or its holding shares of any class or series, have any preemptive or preferential rights to purchase or subscribe to any shares of Capital Stock of the Corporation now or hereafter to be authorized, or any notes, debentures, bonds or other securities convertible into, or exchangeable for, options or warrants to purchase, shares of any class now or hereafter to be authorized (whether or not the issuance of any such shares or such notes, debentures, bonds or other securities would adversely affect the dividend or voting rights of such stockholder) other than such rights, if any, as the Board of Directors of the Corporation in its discretion from time to time may grant and at such price as the Board of Directors of the Corporation may fix; and the Board of Directors of the Corporation may issue shares of Capital Stock of the Corporation or any notes, debentures, bonds or other securities, convertible into, or exchangeable for, options or warrants to purchase, shares of Capital Stock without offering any such shares of Capital Stock, either in whole or in part, to the existing stockholders.

                                   ARTICLE X
                              NO CUMULATIVE VOTING

    There shall be no cumulative voting by stockholders of any class or series of Capital Stock in the election of directors of the Corporation.


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

                                   ARTICLE XI
                                BOOKS AND RECORDS

    The books and records of the Corporation may be kept (subject to any provision contained in the DGCL or other applicable law) at such place or places as may be designated from time to time by the Board of Directors of the Corporation or in the Bylaws of the Corporation.

                                  ARTICLE XII
                   RIGHT TO AMEND CERTIFICATE OF INCORPORATION

    The Corporation reserves the right to Change (as defined in Section 7 of Article VII hereof) any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by the DGCL or other applicable law and this Certificate of Incorporation, and all rights conferred upon stockholders herein are granted subject to this reservation; provided, however, that notwithstanding anything contained in this Certificate of Incorporation to the contrary, (a) the approval of an Independent Board Majority shall be required for the Board of Directors to approve and authorize any Change to Article IV (other than Sections 8 and 9 thereof), Article V, Article VI,
Article VII, Article VIII, Article IX, Article X or this Article XII, and (b) the affirmative vote of the holders of at least seventy-five percent (75%) of the Voting Power shall be required to Change Article IV (other than Sections 2, 8 and 9 thereof), Article V, Article VI, Article VII, Article VIII, Article X or this Article XII (the "Supermajority Stockholder Vote"); and provided further, however, that (i) the requirement for Supermajority Stockholder Vote shall become ineffective and shall be of no further force and effect with respect to a Change to Article VII hereof in the event that each and every License Agreement to which the Corporation shall be subject shall have been terminated; and (ii) the Supermajority Stockholder Vote shall not apply to (1) any Change to Article VII to conform Article VII hereof to a change to the terms of any License Agreement, (2) any Change to Article VII hereof required or permitted by the BCBSA (whether or not constituting a change to the terms of any License Agreement), or (3) any Change to Article VII hereof approved by an Independent Board Majority in connection with a proposal to acquire (by means of a merger, consolidation or otherwise) all of the outstanding Capital Stock of the Corporation. The affirmative vote of the holders of at least the percentage of the issued and outstanding Capital Stock entitled to vote thereon required by the DGCL or other applicable law shall be required to Change any provisions of this Certificate of Incorporation that shall not require the Supermajority Stockholder Vote under this Article XII. The provisions of this Article XII are subject to the provisions of Section 2A.4(b) of Article III hereof.

                                  ARTICLE XIII
                                REGISTERED AGENT

    The address of the registered office of the corporation in the state of Delaware is 615 South DuPont Highway, Dover (County of Kent), Delaware 19901. The name of its registered agent at such address is National Corporate Research, Ltd.


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                                  ARTICLE XIV
                                   COMPROMISE

    Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under ss. 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under ss. 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three fourths (3/4) in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

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

    IN WITNESS WHEREOF, the undersigned has duly executed this Amended and Restated Certificate of Incorporation as of the _____ day of ____________, 2002.

                                                     WELLCHOICE, INC.

                                                     By:
                                                        ------------------------
                                                     Name:
                                                     Title:

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